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                                                                    EXHIBIT 23.2
                                                                    ------------



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Aspect Development, Inc. 1997 Nonstatutory Stock Option Plan and 1996 Employee Stock Purchase Plan of our report dated January 23, 1997, with respect to the consolidated financial statements of Aspect Development, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP

Palo Alto, California
September 15, 1997



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